CONSENT OF
                     INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT









As independent public accountants, we hereby consent to the incorporation of our report dated December 10, 1998 except for Note 23, which is dated January 8, 1999, included in this Annual Report on Form 10-K, into the Biomune Systems, Inc. previously filed Registration Statements on Form S-8, File Nos. 333-29113 and 333-18157.

                                                              TANNER + CO.














Salt Lake City, Utah
January 13, 1999